DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 47-2005

JAN 03 2005

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	360 INTERCHANGE, INC
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	THE CORPORATE PLACE, INC Name 1155 W 4TH STREET, SUITE 214 — RENO — NEVADA — 89503 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 15,000,000 — Par value: $ $.001 — Number of shares without par value:
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if more than 3 directors/trustees)	1. WILLIAM PATRIDGE Name 1155 W 4TH STREET, SUITE 214 — RENO — NV — 89503 Street Address — City — State — Zip Code 2. KEVIN TURNER Name 1155 W 4TH STREET, SUITE 214 — RENO — NV — 89503 Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Addresses and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	WILLIAM PATRIDGE — X [signature] Name — Signature 1155 W 4TH STREET, SUITE 214 — RENO — NV — 89503 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] — 01/03/05 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

(#175)

FILED # C47-05

JAN 10

DEAN HELLER SECRETARY OF STATE

Certificate to Accompany Restated Articles
(PURSUANT TO NRS)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

360 INTERCHANGE, INC. FILE# C47-2005

2. The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ______ . The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added

☐ Articles have been deleted

☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

THE NAME OF KEVIN TURNER NEEDS TO BE DELETED AS IT WAS LISTED ON THE ORIGINAL ARTICLES IN ERROR. (#4)

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C47-05

JAN 1 0

Certificate of Amendment

(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

360 INTERCHANGE, INC.

2. The articles have been amended as follows (provide article numbers, if available):

#4

THE NAME OF KEVIN TURNER WAS ENTERED AS AN OFFICER IN ERROR. NEED TO HAVE HIS NAME REMOVED AS HE HAS NOTHING TO DO WITH THIS COMPANY. THEN AM ALSO SUBMITTING THE CERTIFICATE TO ACCOMPANY RESTATED ARTICLES.

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☒, or of the board of directors ☐ (check one box only)

4. Effective date of filing (optional):

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*

X [signature]
Signature

Signature

* If more than two signatures, attach an 8 1/2x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 47-05

JAN 1 0 200

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

AMENDED & RESTATED

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	360 INTERCHANGE, INC.
2. **Resident Agent Name and Street Address:** [illegible]	THE CORPORATE PLACE, INC. Name 1155 W 4TH STREET, SUITE 214 — RENO — NEVADA — 89503 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** [illegible]	Number of shares with par value: 15,000,000 — Par value: $ $.001 — Number of shares without par value:
4. **Names & Addresses of Board of Directors/Trustees:** [illegible]	1. WILLIAM PATRIDGE Name 1155 W 4TH STREET, SUITE 214 — RENO — NV — 89503 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** [illegible]	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator:** [illegible]	WILLIAM PATRIDGE — X [signature] Name — Signature 1155 W 4TH STREET, SUITE 214 — RENO — NV — 89503 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] — 01/04/05 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles
(PURSUANT TO NRS)

Filed in the office of
Dean Heller
Secretary of State
State of Nevada

Document Number
20060729890-43
Filing Date and Time
11/14/2006 11:14 AM
Entity Number
C47-2005

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:
360 Interchange, Inc.

2. The articles are being ☐ **Restated** or ☒ **Amended and Restated** (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on Nov. 10, 2006 The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

RESTATED ARTICLES OF INCORPORATION
OF

360 Interchange, Inc.

1. Name of Company:

360 Interchange, Inc.

2. Resident Agent:

The resident agent of the Company is: The Corporate Place, Inc.
823 South Sixth Street, Suite 100
Las Vegas, Nevada 89101

3. Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, each having a $.001 par value. The Common Stock and Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock and Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

4. Board of Directors:

The Company shall initially have one director (1) who is William Patridge, 295 East Main Street, Suite 1, Ashland, Oregon 97520. This individual shall serve as director until his successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

5. Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock and Preferred Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

6. Directors' and Officers' Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

7. Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer

8. Amendments

Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9. Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

(c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand this 10 day of November, 2006, hereby declaring and certifying that the facts stated hereinabove are true.

360 Interchange, Inc.

By: ______________________

William Patridge, President, on behalf
Of 360 Interchange, Inc.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070242382-90
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/05/2007 3:57 PM
	Entity Number C47-2005

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

360 Interchange, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

2[illegible]50,000 of the authorized Preferred Stock are designated "Series A Preferred Stock." These shares shall have the following preferences, limitations and relative rights:

See Attached.

3. Effective date of filing (optional): 2/23/07

(must not be later than 90 days after the certificate is filed)

4. Officer Signature (Required): X [signature]

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

20,000,000 of the authorized preferred stock are designated "Series A Preferred Stock." These shares shall have the following preferences, limitations and relative rights:

(i) No Liquidation Preference: In the event of any liquidation, dissolution, or winding up of this corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall not be entitled to receive any distribution by reason of their ownership thereof.

(ii) Conversion:

(A) Conversion Rights. Each share of Series A Preferred Stock may be converted into ten shares of Common Stock as fully paid and non-assessable Common Stock. In the event of any conversion of Series A Preferred Stock under this subsection, the converting holder shall be entitled to receive any dividends which may have been declared but have not been paid with respect to the shares of Series A Preferred Stock so converted.

(B) Voluntary Conversion Upon Change in Control. In the event that the Board of Directors or the shareholders of the corporation approves any transaction that will result in a change in control of the corporation (as herein defined), the Board of Directors shall provide each of the holders of the Series A Preferred Stock with at least thirty (30) days advance written notice of the consummation of such transaction. Such notice shall contain all reasonably material information required for a Series A Preferred Stock holder to make an assessment of the merits of the proposed transaction and the advisability of converting. During the period preceding the consummation of the transaction, each holder of Series A Preferred Stock shall be entitled to notify the corporation in writing that the holder desires to convert all or any specified portion of the holder's shares of the Series A Preferred Stock into fully paid and non-assessable shares of Common Stock on the basis of ten shares of Common Stock for each share of Series A Preferred Stock so converted with such conversion being effective the day of the consummation of the applicable change in control such that the converting Series A Preferred Stock holders shall be treated as a Common Stock holder for the purposes of the transaction. For purposes hereof, a "change in control" shall be deemed to occur if such is declared by the Board (employing reasonable discretion if the Board determines to so declare) or a friendly or hostile takeover offer is made or persons, acting in concert or owning directly or indirectly, acquire more than twenty percent (20%) of the voting control of the corporation (or sufficient to elect the board) without the consent of a majority of the Series A Preferred Stock holders.

(C) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to receive a certificate(s) for shares of Common Stock representing the Series A Preferred Stock converted, such holder shall surrender the certificate(s) representing the Series A Preferred Stock so converted, duly endorsed, at the principal corporate office of this corporation (or as otherwise directed in any notice), and shall give written notice of the name(s) in which the certificate(s) for shares of Common Stock are to be issued. The corporation shall, promptly thereafter, issue and deliver to such holder of Series A Preferred Stock, or to the nominee(s) of such holder, a certificate(s) for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the date of the applicable Notice or as of the date of the consummation of the applicable change in control transaction, and the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of such date.

(D) Adjustment. In the event that the number or kind of shares of Common Stock outstanding is changed by reason of stock dividend, stock split, recapitalization, merger or reorganization, the conversion ratio and/or the securities to be received upon conversion set forth in above shall be appropriately adjusted by the Board of Directors.

(E) No Fractional Shares. No fractional shares of Series A Preferred Stock shall be convertible and no fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon conversion, the corporation shall pay t the holder cash equal to the product of such fraction multiplied

by the then current fair market value of one share of Common Stock, computed to the nearest whole cent. The then current fair market value of such shares shall be determined in good faith by the Board of Directors with reference to the public trading price, if any, of such Common Stock.

(F) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock are insufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including the corporation's using its best efforts to obtain the approval of the shareholders to such increase, if required.

(G) Notices. Any notices by the provisions of this section to be given to the corporation or to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States or Canadian mail, postage prepaid, and addressed to the corporation or to the holder of record at his address on the books of the corporation.

(H) Taxes. The holders of record of the Series A Preferred Stock shall pay any and all documentary, stamp, or other transactional taxes attributable to the issuance and delivery of shares of Common Stock or this corporation upon conversion of any shares of the Series A Preferred Stock.

(iii) Voting Rights. Series A Preferred Stock shall have voting rights equal to ten (10) votes for each share of Series A Preferred Stock.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080180735-64
	Filing Date and Time 03/17/2008 9:08 AM
	Entity Number C47-2005

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

360 Interchange, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I is hereby amended to read as follows:

"Name of Company: ecoSolutions Intl"

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 16,321,900

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X

Jane Emkes, Chief Financial Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.